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                                                                      EXHIBIT 11


                ALL AMERICAN COMMUNICATIONS, INC. & SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)



                                                                                           Three Months Ended March 31,
                                                                                           ----------------------------
                                                                                              1995               1994
                                                                                           ---------          ---------
 Weighted average number of common shares outstanding                                          5,456              4,826

 Weighted average number of restricted stock awards granted                                       30                 --

 Weighted average number of Class B common shares outstanding                                  2,520                 --

 Assumed exercise of dilutive options and warrants based on the treasury stock
    method using average market price                                                             --                176
                                                                                           ---------          ---------

 Weighted average number of common shares and common share equivalents -
 primary                                                                           (B)         8,006              5,002


 Assumed conversion of 6-1/2% Convertible Subordinated Notes due 2003                          5,217              5,217
                                                                                           ---------          ---------

 Weighted average number of common shares, common share equivalents and
 other dilutive securities - fully diluted                                         (D)        13,223             10,219
                                                                                           =========          =========


 Computation of net income (loss) for per share purposes:

 Net income (loss)                                                                         $    (895)         $      31
                                                                                           ---------          ---------


 Add:  After tax reduction of interest expense for the assumed reduction of borrowings from aggregate proceeds on options and warrants assumed to have been exercised in excess of 20% of the outstanding shares under the
        treasury stock method                                                                     --                 38
                                                                                           ---------          ---------


 Net income (loss) for primary per share computation                               (A)          (895)                69

 Add:  After tax reduction of interest expense for assumed conversion of 6-1/2%
         Convertible Subordinated Notes due 2003                                                 606                715
                                                                                           ---------          ---------

 Net income (loss) for fully diluted per share computation                         (C)     $    (289)         $     784
                                                                                           =========          =========

 Primary earnings (loss) per share (A) / (B)                                               $    (.11)         $     .01
                                                                                           =========          =========
 Fully diluted earnings (loss) per share (C) / (D)                                         $    (.02)(1)      $     .08(1)
                                                                                           =========          =========

 (1)     Calculation for 1995 and 1994 is antidilutive.